Exhibit 99.1

Press release

Clarivate Announces Changes to Executive Leadership Team
and Adds Chief Revenue Officer

Accelerating its growth strategy

London, U.K., July 6, 2021 – Clarivate Plc (NYSE:CLVT), a global leader in providing trusted information and insights to accelerate the pace of innovation, today announced important changes to its senior leadership team and is pleased to welcome two new executives to the company. Steen Lomholt-Thomsen will join on August 2 in the newly created position of Chief Revenue Officer and Jaspal (Jas) Chahal joins today as Chief Legal Officer and General Counsel. Gordon Samson, currently Clarivate head of APAC, will step into the role of President, IP Group effective immediately. Steve Hartman, General Counsel and Head of Corporate Development, and Jeff Roy, President, IP Group have stepped down to pursue opportunities outside Clarivate.

“This is a transformative time for Clarivate as we integrate our recent acquisitions and build on our combined industry-leading technology and globally recognized brands. Steen, Jas and Gordon are accomplished, forward thinking and goal-oriented executives whose leadership has resulted in significant growth in their previous roles,” said Jerre Stead, Chairman and CEO, Clarivate. “The addition of these executives further strengthens our ability to innovate for customers and capitalize on attractive growth opportunities as we create new products and services for our customers, a great place to work for our colleagues and incremental value for our shareholders.”

“On behalf of all our colleagues, I want to thank Steve and Jeff for their many contributions to Clarivate. We wish them well with their future endeavors.”

Since going public in May 2019, Clarivate has grown rapidly through both organic growth and a series of strategic acquisitions, including Decision Resources Group (DRG), CPA Global and, subject to customary closing conditions, the proposed acquisition of ProQuest announced on May 17.

In recent months, it has laid out a multi-year strategy to bring together its wide range of leading information, data and services into an integrated suite of solutions to address the compelling needs of its customers to be able to make data-informed, fact-based decisions with confidence. Clarivate is now introducing several strategic changes to its executive leadership team that will accelerate this transformation and deliver faster benefits to both customers and investors.

Steen Lomholt-Thomsen, in the new role of Chief Revenue Officer, will lead the revenue and customer engagement strategy with a focus on revenue growth and customer delight. Steen is a seasoned sales and business leader with a proven track record for growing revenue as well as building and coaching world-class teams. He brings over 25 years’ experience in global sales leadership and organizational transformation having previously held positions with IBM, HP, IHS Markit and most recently, AVEVA.

Jas Chahal is an accomplished lawyer and brings over 25 years of corporate, commercial and legal experience gained working for a range of diverse industries and US-listed information services companies. As Clarivate grows in both size and complexity, it will benefit from her deep experience in commercial transactions, M&A, employment and compliance law.  Prior to joining Clarivate, Jas held various General Counsel roles at Brunel University London, IHS Markit and Acxiom Corp and most recently, Sabre Corp.

Gordon Samson has already added tremendous value to Clarivate, helping to transform the strategy and structure of the company’s APAC region. In his new role as President of the IP Group, he will accelerate the integration of CPA Global and align the IP products and services into a connected, end-to-end proposition that helps customers strategically protect and manage their intellectual property. Gordon joined Clarivate from CPA Global in October 2020 and has a long and successful track record of driving organizational transformation in the IP industry and beyond.

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About Clarivate

Clarivate™ is a global leader in providing solutions to accelerate the lifecycle of innovation. Our bold mission is to help customers solve some of the world’s most complex problems by providing actionable information and insights that reduce the time from new ideas to life-changing inventions in the areas of science and intellectual property. We help customers discover, protect and commercialize their inventions using our trusted subscription and technology-based solutions coupled with deep domain expertise. For more information, please visit clarivate.com.

Forward-Looking Statements

This press release and any statements included herein may contain forward-looking statements regarding Clarivate. Forward-looking statements provide current expectations or forecasts of future events and may include statements regarding results, anticipated events and other future expectations. These statements involve risks and uncertainties including factors outside of the control of Clarivate that may cause actual results to differ materially. Clarivate undertakes no obligation to update or revise the statements made herein, whether as a result of new information, future events or otherwise.

Clarivate media contact	Clarivate investor relations contact
Tabita Seagrave, Head of Global Corporate Communications	Mark Donohue, Head of Investor Relations
media.enquiries@clarivate.com	investor.relations@clarivate.com